Filed pursuant to Rule 424(b)(3)

Registration No. 333-273149

PROSPECTUS

AELUMA, INC.

Up to 14,011,726 Shares of Common Stock

This prospectus relates to the registration and resale by the selling stockholders named under the heading “Selling Stockholders” in this prospectus (which term as used in this prospectus includes its respective transferees, pledgees, distributees, donees and successors-in-interest, each a “selling stockholder” and, collectively, the “selling stockholders”) of up to 14,011,726 shares (the “Shares”) of our common stock, par value $0.0001 per share, of Aeluma, Inc., a Delaware corporation (the “Company”), which includes: up to (i) 4,000,000 shares of our common stock issued in a private placement offering during the three months ended September 30, 2021 (the “2021 Offering”); (ii) 50,000 shares of our common stock issued to the placement agent and up to 360,000 shares of our common stock issuable upon exercise of warrants issued to the placement agents in connection with the 2021 Offering (the “First Placement Agent Warrants”); (iii) 4,100,002 shares of our common stock issued as a result of the conversion of Biond Photonics, Inc. (“Biond”) shares into shares of our common stock that occurred in connection with the merger between Biond and the Company (the “Merger”); (iv) 2,500,000 shares of our common stock held by our stockholders prior to the Merger; (v) 2,017,498 shares of our common stock issued in a private placement offering via entry into subscription agreements with certain accredited investors in 2023 (the “2023 Offering”); (vi) 85,653 shares of our common stock issuable upon exercise of warrants issued to the placement agents in connection with the 2023 Offering (the “Second Placement Agent Warrants” and together with the First Placement Agent Warrants, the “Warrants”); and (vii) 898,573 shares of our common stock underlying convertible notes (the “Notes”) issued to certain investors via private transactions that occurred in 2024.

This prospectus provides you with a general description of such securities and the general manner in which the selling stockholders may offer or sell their securities. More specific terms of any securities that the selling stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We are registering the securities described above for resale pursuant to, among other things, the selling stockholders’ registration rights under certain agreements between us and the selling stockholders. Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholders will issue, offer or sell, as applicable, any of the securities. We will not receive any of the proceeds from such sales of the shares of our common stock, except with respect to amounts received by us upon the exercise of the Warrants for cash. The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock. The selling stockholders will bear all discounts, concessions, commissions and similar selling expenses, if any, attributable to their respective sales of the shares of our common stock.

Our common stock is currently traded on The Nasdaq Capital Market, LLC (“Nasdaq”) under the ticker symbol “ALMU”. On February 6, 2026, the last reported sale price of our common stock on Nasdaq was $15.06 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 6, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We and the selling stockholders have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of our common stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, includes statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and as described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 9, 2025, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

In this prospectus, references to the “Company,” “we,” “us,” “our,” and “Aeluma” refer to Aeluma, Inc. and its subsidiary, Aeluma Operating Co., a Delaware corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.

Company Overview

We develop high-performance semiconductors for sensing, communication, and computing applications. Aeluma has pioneered a technique to manufacture devices using compound semiconductor materials on large-diameter substrates that are commonly used to manufacture mass-market microelectronics. This enables cost-effective manufacturing of high-performance photodetectors and photodetector arrays for imaging applications in mobile devices, as well as other applications. Aeluma’s technology has the potential to impact a broad range of market verticals. Aeluma is based in Goleta, California, considered one of the most important technology hubs in the world that some claim is the next Silicon Valley. We operate in a 9,000 sq. ft. facility with a state-of-the-art research and development (R&D)/manufacturing cleanroom and access to world-class rapid prototyping capabilities. The facility houses unique equipment for scalable manufacturing. We also partner with production-scale fabrication foundries and packaging companies. We maintain extensive patent protection and trade secrets that relate to our materials, manufacturing technology and applications.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended (the “Sarbanes-Oxley Act”), on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement,. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate History and Information

We were incorporated as Parc Investments, Inc. in the State of Delaware on August 21, 2020. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On June 22, 2021, our board of directors and all of our pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on June 22, 2021, and through which we changed our name to “Aeluma, Inc.” On June 22, 2021, our board of directors also adopted restated bylaws.

On June 22, 2021, Biond Photonics, Inc., a privately held California corporation (“Biond Photonics”) merged with and into our wholly-owned subsidiary, Aeluma Operating Co., a corporation formed in the State of Delaware on June 22, 2021 (“Acquisition Sub”). Pursuant to the Merger, Acquisition Sub was the surviving corporation and remained our wholly owned subsidiary, and all of the outstanding stock of Biond Photonics was converted into shares of our common stock.

As a result of the Merger, we acquired the business of Biond Photonics and continue the existing business operations of Biond Photonics as a public reporting company under the name Aeluma, Inc.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Biond Photonics prior to the Merger, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

Our principal executive offices are located at 27 Castilian Drive, Goleta, California 93117. Our website is located at www.aeluma.com and we make available, free of charge, on or through our website all of our periodic reports, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, as soon as reasonably practicable after we file such reports with the SEC. Our website and the information contained on our website is not incorporated by reference and is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 14,011,726 Shares. We are not offering any shares of common stock for sale under the registration statement of which this prospectus is a part.

Shares of our common stock that may be offered by the selling stockholders:	14,011,726 shares of our common stock.

Common stock outstanding	18,049,306 shares of our common stock outstanding as of January 31, 2026.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares covered by this prospectus. However, we will receive the proceeds of any exercise of the Warrants for cash.

Offering price:	The selling stockholders may sell all or a portion of their Shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 4 of this prospectus.

Nasdaq trading symbol:	ALMU

The number of shares of our common stock outstanding is based on an aggregate of 18,049,306 shares outstanding as of January 31, 2026, and excludes:

●	1,701,869 shares of our common stock issuable upon the exercise of options outstanding as of January 31, 2026, at a weighted average exercise price of $7.53 per share under our 2021 Equity Incentive Plan;

●	167,692 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of January 31, 2026, under our 2021 Equity Incentive Plan; and

●	402,408 shares of our common stock issuable upon the exercise of warrants outstanding as of January 31, 2026, at a weighted average exercise price of $2.20 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the outstanding securities described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 9, 2025, as updated by our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our common stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Such statements should not be unduly relied upon. In some cases, forward-looking statements are identified by the words “anticipate,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about risks and uncertainties, including those described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K for the year ended June 30, 2025, as updated by our subsequent filings with the SEC under the Exchange Act.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K for the year ended for the year ended June 30, 2025 filed with the SEC on September 9, 2025, as updated by our subsequent filings with the SEC under the Exchange Act, and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus contains, and any applicable prospectus supplement and any related free writing prospectus may contain, estimates, projections and other information concerning our industry, our business and the markets for certain robotics. Information based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which such data are derived.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the Shares described in the section entitled “Selling Stockholders” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. However, we will receive the proceeds of any exercise of the Warrants for cash.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these Shares unless otherwise set forth in a separate agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders from time to time of up to 14,011,726 shares of our common stock.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of our common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, which assumes exercise of all Warrants and the conversion of all Notes held by the selling stockholders.

The third column lists the shares of our common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Shares Being Offered	Percentage Ownership After Offering(2)
A.K.S Family Partners, LP(3)	100,000	100,000	*
ACNYC LLC(5)	165,000	165,000	*
Albert Pezone (7) (8)	31,550	31,550	*
Andrew & Melissa Fisher(6)	25,000	25,000	*
Anthony Abenante	50,000	50,000	*
Anthony Barkett(6)	25,000	25,000	*
Arun Dhar(9)	50,000	50,000	*
Barrett S. DiPaolo(10)	6,250	6,250	*
Basil Palmeri(11)	15,000	15,000	*
Brian & Andrea Fischoff, JWTROS(13)	12,500	12,500	*
Brian Eliot Peierls	50,000	50,000	*
CN Investment Trust(17)	10,000	10,000	*
Carmine Lekstutis(6)	25,000	25,000	*
Casimir Skrzypczak(13)	12,500	12,500	*
Catherine Shealy Sinclair(14)	100,000	100,000	*
Chris McGowan(64)	8,333	8,333	*
Christian Felipe	66,666	66,666	*
Christian Felipe	138,095	71,429	*
Christopher Fiore	257,143	257,143	*
Christopher Paul Klamkin(16)	5,000	5,000	*
Christopher Washburn(13)	12,500	12,500	*

Clay Lebhar(6)	25,000	25,000	*
Craig H. Ensley	16,667	16,667	*
Dana Biondi(18)	10,000	10,000	*
Daniel J. Amori(18)	10,000	10,000	*
Daniel James Amori & Shannon Amori JTIC	8,500	8,500	*
Daniel Michael(6)	35,000	35,000	*
David Dwelley	8,333	8,333	*
David Landskowsky (19), (20)	208,540	208,540	*
David Ngo(9)	50,000	50,000	*
David Rarey(13)	12,500	12,500	*
DeLoach LS Investments LLC(6)(23)	41,667	41,667	*
Deccan Pacific Ventures(4)	12,500	12,500	*
Dierk Eckart(18), (25)	27,500	27,500	*
Donald Sesterhenn(13)	12,500	12,500	*
Douglas Oakley(26)	25,983	25,983	*
Dr. Shuji Nakamura	16,667	16,667	*
Due Mondi Investments(76)	15,000	15,000	*
Dykes Rogers(28)	125,000	125,000	*
E. Jeffrey Peierls	50,000	50,000	*
EE Holdings(29)	350,000	350,000	*
Eliezer Lubitch (6)(64)	50,000	35,000	*
Eric Rubenstein (20), (30)	208,542	208,542	*
Ethan Lowell(11)	15,000	15,000	*
Frederick Epstein(13)	12,500	12,500	*
Gilbert S. Omenn Trust(31)	100,000	100,000	*
GoodHombre Family Trust(27)	16,667	16,667	*
Gregory Taxin	33,333	33,333	*
Gubbay Investments, LLC(12)	40,000	30,000	*
Guy G. Rutherfurd Jr.	8,333	8,333	*
H Investment Company LLC(33)	16,667	16,667	*
H. Investments(9)(33)	50,000	50,000	*
Hay and KDY Trust(35)	8,333	8,333	*
Ian Jacobs(36)	214,286	214,286	*
Ian Wood	12,000	12,000	*
JP Armenio	66,667	66,667	*
James Ferolie	8,000	8,000	*
James L. Dritz(13)	12,500	12,500	*
James McGonigle	20,000	20,000	*

James Monroe Ferolie(37)	60,000	60,000	*
James Shealy(13)	12,500	12,500	*
James Saltissi	57,143	57,143	*
James Wiesenberg(13)	12,500	12,500	*
Jan Arnett(14)	100,000	100,000	*
Jeff McMahon(38)	75,000	75,000	*
Jeffrey Shealy(39)	410,088	410,088	*
Jeffrey Shealy and Erica Shealy	71,429	71,429	*
Joan L Bonanno TTE U/A DTD 12/05/2002(40),(81)	100,000	100,000	*
Joel Levine(6)	25,000	25,000	*
John E. Gerngross, Jr. Rev Trust DTD 3/31/2009(41)	16,667	16,667	*
John Oakley(13)	12,500	12,500	*
John Paglia(42)	12,500	12,500	*
John Pescitelli(13)	12,500	12,500	*
John Petote	16,667	16,667	*
John Repetti(13)	12,500	12,500	*
John V. Wagner Jr.	25,000	25,000	*
Jonathan Klamkin(43)	1,626,995	1,626,995	*
Joseph Manzi(6)	25,000	25,000	*
Kevin York	33,333	33,333	*
Kirby Frank(44)	25,000	25,000	*
Larry A. Coldren	8,333	8,333	*
Lawrence Altman(6)	40,476	40,476	*
Leaf Cap Corp.	9,000	9,000	*
Lee McCarthy(45)	1,626,995	1,626,995	*
Ligi Investments, LLP(46)	30,000	30,000	*
Loren L. McFarland	8,334	8,334	*
Louis Buckworth	214,286	214,286	*
Ludovico Megalini	3,333	3,333	*
MP Stewart LLC(50)	116,667	116,667	*
Mark N. Tompkins(47)	2,915,833	2,915,833	*
Mary O’Brien(16)	5,000	5,000	*
McDonough Family 1996 Trust R. Emmett McDonough and Jadwiga McDonough, Trustees(48)	8,333	8,333	*
McDonough Family Revocable Trust(49)	8,333	8,333	*
Michael J. Santini	8,333	8,333	*
Michael M. Mainero	8,333	8,333	*
Michael Shealy(14)	100,000	100,000	*
Michael Wiley	8,333	8,333	*
Navigo Capital Group, L.P.(34)	30,000	30,000	*
Network 1 Financial Securities, Inc.(51), (52)	2,808	2,808	*
Nirav S. Parikh(18)	10,000	10,000	*
Northlea Partners LLLP(53)	20,000	20,000	*
OHB Family Trust(55), (56)	37,000	37,000	*
Ommid Bavarian(13)	12,500	12,500	*
Philip Broenniman	66,667	66,667	*
Ramrakhi Investments Limited(71)	75,000	75,000	*
Raring Family Trust(57)	32,500	32,500	*
Raymond J Bonanno TTE U/A DTD 12/05/2002(40), (61)	100,000	100,000	*
Regents Park Securities Ltd.(59)	16,666	16,666	*
Reliance Wealth Management(60)	250,000	250,000	*

Richard David(13)	12,500	12,500	*
Richard Ogawa(58)	335,768	335,768	*
Rigel Asset Holdings Family LP(62)	16,667	16,667	*
Robert Caione	50,000	50,000	*
Robert Hanna	16,667	16,667	*
Robert Kramer(63)	7,500	7,500	*
Robert Roth(11)	15,000	15,000	*
Romel Fermano	20,000	20,000	*
Sage Brakeman LLC(15)	100,000	100,000	*
Saiyed Atiq Raza and Nandini Saraiya 2012 Revocable Trust DTD 11/26/12(65)	25,000	25,000	*
Samuel Wisnia(14)	100,000	100,000	*
Scott Cardone(51)	520	520	*
Shahzad & Betty Mozzanen, JTWROS(66)	30,000	30,000	*
Shuji Nakamura(67)	130,751	130,751	*
Sichenzia Ross Ference LLC(68)	18,750	18,750	*
Stephan Stefurak & Anne Stefurak	16,667	16,667	*
Stephen Mut(6)	25,000	25,000	*
Steve Takaki(11)	15,000	15,000	*
Steven DenBaars(72)	410,088	410,088	*
Steven and Adriana Yamshon Living Trust(24)	8,333	8,333	*
Sundarrajan Family Rev. Trust(73)	25,000	25,000	*
Sundarrajan Family Trust(74)	8,333	8,333	*
Swadesh Family Trust(75)	50,000	50,000	*
Sydney Nelson	4,111	4,111	*
Thanat Khamlua(18)	20,000	20,000	*
The Del Mar Consulting Group, Inc. Retirement Plan Trust(22)	65,000	65,000	*
The Peierls Foundation, Inc.(32)	205,000	205,000	*
The Raring Family Trust, dated January 20, 2021(29)	32,500	11,667	*
The Sonic Fund II, L.P(69)	166,667	166,667	*
The Steve and Kaye Yost Family Trust(70)	12,500	20,500	*
Thesseling Family Investors LLC(77)	16,667	16,667	*
Thomas F Scaturro(13)	12,500	12,500	*
Tim Hermann (78)	36,773	36,773	*
Tofu Properties, LLC(54)	8,333	8,333	*
UD E.F. Peierls for Brian E. Peierls(21)	21,000	21,000	*
UD E.F. Peierls for E. Jeffrey Peierls	21,000	21,000	*
UD Ethel F. Peierls Charitable Lead Trust(21)	28,000	28,000	*
UD J.N. Peierls for Brian E. Peierls(21)	53,000	53,000	*
UD J.N. Peierls for E. Jeffrey Peierls	53,000	53,000	*
UW E.S. Peierls for Brian E. Peierls - Accumulation	19,000	19,000	*
Venice Squared Holdings, LLC(80)	250,000	250,000	*
Vincent Labarbara(51)	2,809	2,809	*
Walter Wohlmuth	15,714	15,714	*

*	Represents beneficial ownership of less than one percent (1%) of the Company’s outstanding common stock.

(1)	Since we do not have the ability to control how many, if any, of their shares each of the selling stockholders listed above will sell, we have assumed that the selling stockholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(2)	All percentages have been rounded up to the nearest one hundredth of one percent.

(3)	Consists of 100,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over A.K.S Family Partners, LP is Adam Stern. The address for A.K.S Family Partners, LP is 888 C 8th Ave. #530 New York, NY 10019.

(4)	Consists of 12,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Deccan Pacific Ventures is Ramesh Karipineni. The address for Deccan Pacific Ventures is 44655 Vista Grande Terrance, Freemont CA 94539.

(5)	Consists of 115,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over ACNYC, LLC is Andrew Cader. The address for ACNYC, LLC is 300 Beach Dr. NE, UNIT 2401, St. Petersburg, FL 33701.

(6)	Includes 25,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(7)	Consists of 3,500 shares of Common Stock the selling stockholder received as placement agent compensation in the 2021 Offering, including 24,395 shares of common stock underlying Warrants.

(8)	Consists of 805 shares of Common Stock the selling stockholder received as broker warrants in the 2021 Offering.

(9)	Consists of 50,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(10)	Consists of 6,250 shares of Common Stock the selling stockholder received prior to the Merger.

(11)	Consists of 15,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(12)	Includes 20,000 shared purchased in the 2021 Offering, and 10,000 shares purchased in the 2023 Offering. Investment and voting control held by David Gubbay, Manager. The address for Gubbay Investments is 975 Cypress Drive, Delray Beach FL 33483.

(13)	Consists of 12,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(14)	Consists of 100,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(15)	Consists of 100,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Sage Brakeman LLC is Ed Brakeman. The address is Sage Brakeman is 5 Reade Ln, Sausalito, CA 94965.

(16)	Consists of 5,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(17)	Investment and voting control held by Collin Nugent, Trustee

(18)	Includes of 10,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(19)	Consists of 166,786 shares of Common Stock the selling stockholder received as placement agent compensation in the 2021 Offering, including 145,723 shares of common stock underlying Warrants, and 6,460 shares underlying Warrants issued in the 2023 Offering.

(20)	Consists of 5,294 shares of Common Stock the selling stockholder received as Warrants.

(21)	As the “Investment Direction Advisor” of the trusts, E. Jeffrey Peierls has the voting and dispositive power over the securities held in the trust.

(22)	Consists of 65,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over The Del Mar Consulting Group, Inc. Retirement Plan Trust is Robert B. Prag. The address for The Del Mar Consulting Group, Inc. Retirement Plan Trust is 2455 El Amigo Road; Del Mar, CA 92014.

(23)	Investment and voting control held by Dennis R. DeLoach, Jr., Manager

(24)	Investment and voting control held by Steven and Adriana Yamshon, Trustees

(25)	Includes of 17,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(26)	Consists of 25,983 shares of Common Stock Mr. Oakley received pursuant to his advisory agreement letter with us.

(27)	Investment and voting control held by Greg Goodman, Trustee

(28)	Consists of 125,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(29)	Investment and voting control held by James Raring and Natalie Raring, Trustees; the Trust also owns 24,000 options that vest over a 2-year period

(30)	Consists of 166,787 shares of Common Stock the selling stockholder received as placement agent compensation in the 2021 Offering, including 145,723 shares of common stock underlying Warrants.

(31)	Consists of 100,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Gilbert S. Omenn Trust is Gilbert Omenn. The address for Gilbert S. Omenn Trust is 3340 East Dobson Place Ann Arbor, MI 48105-2583.

(32)	E. Jeffrey and Brian Peierls are officers of the Foundation and therefore, share voting and investment power of the shares. As the “Investment Direction Advisor” of the trusts, E. Jeffrey Peierls holds those powers over the trusts’ shares

(33)	Investment and voting control held by Pamela Baker, Manager. The address for H. Investments is 1245 E. Colfax Ave., Suite 304 Denver, CO 80218.

(34)	Investment and voting control held by NCG Holdings, LLC, a California limited liability company, the general partner of Navigo Capital Group, L.P. and Michael Probstel is the manager of NCG and is also a limited partner of Navigo.

(35)	Investment and voting control held by Hugh A. Yamshon and Karen Yamshon - beneficial owners

(36)	Includes of 200,000 shares of Common Stock Mr. Jacobs retains from his ownership before the Merger.

(37)	Consists of 60,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(38)	Consists of 75,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(39)	Consists of 246,004 shares of Common Stock Mr. Shealy received pursuant to his advisory agreement letter with us, 30,751 shares he received pursuant to a SAFE Agreement that provided he shall receive such shares for $50,000 and 100,000 shares he purchased in the 2021 Offering.

(40)	Includes of 62,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(41)	Investment and voting control held by John Gerngross, Trustee

(42)	Consists of 12,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering; Mr. Paglia is one of our directors.

(43)	Consists of 1,623,920 shares of Common Stock Mr. Klamkin was issued in exchange for the 1,250,000 shares of Biond common stock that he purchased for $10,000 prior to the Merger on October 27, 2020 and 3,075 shares he received pursuant to a SAFE Agreement that provided he shall receive such shares for $5,000.

(44)	Includes 20,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(45)	Consists of 1,623,920 shares of Common Stock Mr. McCarthy was issued in exchange for the 1,250,000 shares of Biond common stock that he purchased for $10,000 prior to the Merger on October 27, 2020 and 3,075 shares he received pursuant to a SAFE Agreement that provided he shall receive such shares for $5,000.

(46)	Investment and voting control held by Jennifer P. Ligeti, Manager of GP

(47)	Consists of 2,275,000 shares Mr. Tompkins retains from his ownership before the Merger and 357,500 shares he purchased in the 2021 Offering for $715,000. Mr. Tompkins served as our director since inception; he resigned on the effective date of the Merger.

(48)	Investment and voting control held by R. Emmett McDonough & Jadwiga McDonough, Trustees

(49)	Investment and voting control held by John McDonough & Iga McDonough, Trustees

(50)	Investment and voting control held by Michael Stewart, Manager/single owner LLC

(51)	Represents shares underlying Warrants issued in connection with the 2023 Offering.

(52)	William R. Hunt, Jr has voting, dispositive control over the shares held by Network 1.

(53)	Consists of 15,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Northlea Partners LLLP is John Abeles. The address for Northlea is 7235 Promenade Drive J-202 Boca Raton, FL 33433.

(54)	Investment and voting control held by William Chen and Chris Miao, Managers

(55)	Investment and voting control held by Lisa O’Connell, Trustee

(56)	Consists of 25,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over OHB Family Trust is Lisa O’Connell. The address for OHB Family Trust is 7400 Platt Ave, West Hills, CA 91304.

(57)	Consists of 32,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Raring Family Trust is James Raring. The address for Raring Family Trust is 441 Baldwin Rd, Santa Barbara, CA 93105.

(58)	Consists of 205,017 shares of Common Stock Mr. Ogawa received pursuant to his advisory agreement letter with us, 30,751 shares he received pursuant to a SAFE Agreement that provided he shall receive such shares for $50,000 and 100,000 shares he purchased in the 2021 Offering.

(59)	Investment and voting control held by Matthew Hocker, CEO

(60)	Consists of 250,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Reliance Wealth Management Ltd. is Blue Magnet Limited by Sheldon Cartwright and Lashawn Bethell. The address for Reliance is 2nd Floor, Goodman’s Bay Corporate Centre, West Bay Street, Nassau, The Bahamas.

(61)	Investment and voting control held by Raymond BonAnno, Trustee

(62)	Investment and voting control held by Pierrick Vullie, Manager

(63)	Consists of 7,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(64)	Includes 10,000 shares purchased in the 2023 Offering and 25,000 shares previously owned.

(65)	Consists of 25,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Saiyed Atiq Raza and Nandini Saraiya 2012 Revocable Trust DTD 11/26/12 is Atiq Raza. The address for Saiyed Atiq Raza and Nandini Saraiya 2012 Revocable Trust DTD 11/26/12 is 1781 Arastradero Road, Palo Alto, CA 94304.

(66)	Consists of 30,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering.

(67)	Consists of 30,751 shares Mr. Nakamura received pursuant to a SAFE Agreement that provided he shall receive such shares for $50,000 and 100,000 shares he purchased in the 2021 Offering.

(68)	Consists of 18,750 shares of Common Stock the selling stockholder received prior to the Merger. The person having voting, dispositive or investment powers over Sichenzia Ross Ference LLC is Thomas A. Rose. The address for SRF is 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

(69)	Investment and voting control held by Lawrence Kam, Managing Member of Sonic GP LLC, the general partner of the fund.

(70)	Consists of 12,500 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over The Steve and Kaye Yost Family Trust is Steven Yost. The address for The Steve and Kaye Yost Family Trust is 1265 Lynnmere Dr, Thousand Oaks, CA 91360

(71)	Consists of 75,000 shares of Common Stock the selling stockholder purchased in the Offering. The person having voting, dispositive or investment powers over Ramrakhi Investments Limited is Mark De La Rue. The address for Ramrakhi Investments Limited is Mont Crevelt House, St Sampson, Guernsey.

(72)	Consists of 246,004 shares of Common Stock Mr. DenBaars received pursuant to his advisory agreement letter with us, 30,751 shares he received pursuant to a SAFE Agreement that provided he shall receive such shares for $50,000 and 100,000 shares he purchased in the 2021 Offering.

(73)	Consists of 25,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Sundarrajan Family Rev. Trust is Prabakar Sundarrajan. The address for Sundarrajan Family Rev. Trust is 15858 Mina Way, Saratoga, CA, 95070.

(74)	Investment and voting control held by Prabakar Sundarrajan, Trustee

(75)	Consists of 50,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Swadesh Family Trust is Rajvir Singh. The address for Swadesh Family Trust is 906 Addison Avenue, Palo Alto, CA 94301

(76)	Consists of 15,000 shares of Common Stock the selling stockholder purchased in the Offering. The person having voting, dispositive or investment powers over Due Mondi Investments is Robert Beadle. The address for Due Mondi Investments is 8620 Willow Wing Boerne, TX 78015.

(77)	Investment and voting control held by Joost Thesseling, Manager

(78)	Consists of 4,373 shares of Common Stock the selling stockholder received as placement agent compensation, including 29,417 shares of common stock underlying Warrants.

(79)	As the “Investment Direction Advisor” of the trusts, E. Jeffrey Peierls has the voting and dispositive power over the securities held in the trust.

(80)	Consists of 250,000 shares of Common Stock the selling stockholder purchased in the 2021 Offering. The person having voting, dispositive or investment powers over Venice Squared Holdings, LLC is Chris Perez. The address for Venice Squared Holdings, LLC is 10645 N. Tatum, 200-168, Phoenix, AZ 85028.

(81)	Investment and voting control over 37,500 shares held by Joan L. Bonanno, Trustee

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares being offered by this prospectus is being passed upon for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Aeluma, Inc. appearing in its Annual Report on Form 10-K for the year ended June 30, 2025, incorporated by reference in this prospectus, have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the internet on the SEC’s website at http://www.sec.gov. You may also request a copy of filings, at no cost, by writing or telephoning us at: Aeluma, Inc. 27 Castilian Drive Goleta, California 93117, (805) 351-2707.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

●	our Current Reports on Form 8-K filed with the SEC on August 8, 2025, September 19, 2025, October 20, 2025 and January 20, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8A filed with the SEC on March 26, 2025, pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Aeluma, Inc.
27 Castilian Drive

Goleta, California 93117

Attn: Christopher Stewart, Chief Financial Officer
(805) 351-2707

You may also access these documents on our website at www.aeluma.com/investors. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this base prospectus or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the selling stockholders have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to 14,011,726 Shares

Common Stock

PROSPECTUS

February 6, 2026